EXHIBIT 23.6

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM AND NATURAL GAS CONSULTANTS

As independent petroleum and natural gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-4 of EQT Corporation (the “Company”) and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our report dated February 9, 2017 with respect to the estimates of proved reserves of the Company as of December 31, 2016.  We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

July 27, 2017

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258